UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2017

Insight Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

(480) 333-3000

Registrant’s telephone number,

including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

As previously disclosed, on June 23, 2016, Insight Enterprises, Inc. (“Insight”) entered into a fourth amended and restated credit agreement (as so amended and restated, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), the lenders party thereto and certain of Insight’s foreign subsidiaries as additional borrowers (the “Additional Borrowers”), which Credit Agreement provides for a revolving credit facility.

On January 6, 2017, Insight entered into Amendment No. 1 to the Credit Agreement (the “Amendment”, and the Credit Agreement amended by the Amendment, the “Amended Credit Agreement”) with the Agent, the lenders party thereto and the Additional Borrowers. The Amendment provides for an incremental senior secured term loan facility in the aggregate amount of $175 million (the “Term Loan Facility”). The Term Loan Facility is guaranteed by Insight’s material domestic subsidiaries (including Datalink Corporation upon consummation of the Merger described in Item 2.01 below), and is secured by a lien on substantially all of Insight’s and each such guarantor’s assets, subject to intercreditor arrangements as to priority and distribution entered into among the Agent, agents under the Amended Channel Finance Credit Agreement (as defined below) and Insight’s receivables purchase agreement, and lenders party to certain of Insight’s other vendor financing facilities. The interest rates applicable to borrowings under the Term Loan Facility are based on the leverage ratio of Insight as set forth on a pricing grid in the Amended Credit Agreement. The loans outstanding under the Term Loan Facility will be subject to scheduled quarterly repayments and certain mandatory prepayments as set forth in the Amended Credit Agreement. The Term Loan Facility matures on June 23, 2021. The net proceeds of the Term Loan Facility were applied to pay the purchase price under the Merger Agreement described in Item 2.01 below.

The foregoing descriptions of the Amendment are not complete and are qualified in their entirety by reference to the Amendment, a copy of which will be filed with the Form 10-K for the period ending December 31, 2016.

Amendment to Channel Finance Facility

Also on June 23, 2016, as previously disclosed, certain subsidiaries of Insight (collectively, the “Prior Resellers”) entered into a second amended and restated credit agreement (as so amended and restated, the “Channel Finance Credit Agreement”) with Castle Pines Capital LLC, as administrative agent, or as a lender, as the context may require (“CPC”), Wells Fargo Capital Finance, LLC (“WFCF”), as collateral agent, syndication agent and, together with CPC, administrative agents, and the lenders party thereto.

On January 6, 2017, Insight, the Prior Resellers, Datalink Corporation (together with the Prior Resellers, the “Resellers”), CPC, WFCF and certain lenders entered into the Second Omnibus Reaffirmation Agreement, Amendment and Joinder to Loan Documents (the “Reaffirmation”, and the Channel Finance Credit Agreement as amended by the Reaffirmation, the “Amended Channel Finance Credit Agreement”). The channel finance facility is guaranteed by Insight and each of its material domestic subsidiaries, and is secured by a lien on substantially all of Insight’s, each Reseller’s and each such guarantor’s assets (excluding equity interests in foreign subsidiaries), subject to the intercreditor arrangements described above. The channel finance facility matures on June 23, 2021. Pursuant to the Reaffirmation, Datalink Corporation joins as a Reseller under the Amended Channel Finance Credit Agreement and the prior obligations of Datalink Corporation under its existing channel finance facility with CPC are rolled into the obligations under the Amended Channel Finance Credit Agreement.

The foregoing description of the Reaffirmation is not complete and is qualified in its entirety by reference to the Reaffirmation, a copy of which will be filed with the Form 10-K for the period ending December 31, 2016.

Item 2.01 – Completion of an Acquisition or Disposition of Assets.

On January 6, 2017, Insight completed the previously announced acquisition of Datalink Corporation, a Minnesota corporation (“Datalink”), pursuant to the Agreement and Plan of Merger, dated as of November 6, 2016, among Insight, Reef Acquisition Co., a Minnesota corporation and a wholly owned subsidiary of Insight (“Merger Sub”), and Datalink (the “Merger Agreement”).

On January 6, 2017, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Datalink (the “Merger”), with Datalink continuing as the surviving corporation and a wholly owned subsidiary of Insight. In the Merger, each share of common stock of Datalink (the “Datalink Common Stock”) that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) any shares of Datalink Common Stock owned by Insight, Merger Sub, or any direct or indirect wholly owned subsidiary of Insight or of Datalink immediately prior to the Effective Time and (ii) any shares of Datalink Common Stock with respect to which dissenter’s rights have been properly demanded and with respect to which Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act have been complied with) was converted, at the Effective Time, into the right to receive $11.25 in cash, without interest (the “Per Share Merger Consideration”).

As a result of the Merger, (i) each share of restricted stock of Datalink was cancelled in exchange for the Per Share Merger Consideration, (ii) options to purchase Datalink Common Stock pursuant to Datalink’s stock plans were cancelled in exchange for the difference between the Per Share Merger Consideration and the exercise price, and (iii) each restricted stock unit (“RSU”) and performance stock unit (“PSU”) of Datalink (whether vested or unvested) was cancelled at closing in exchange for a lump sum cash payment equal to the product of the number of shares of Datalink Common Stock subject to such RSU or PSU and the Per Share Merger Consideration.

The aggregate consideration paid by Insight in the Merger was approximately $257.5 million, without giving effect to related transaction fees and expenses. Insight funded the Merger through a combination of cash on hand and approximately $196 million in borrowings under Insight’s Amended Credit Agreement.

The foregoing descriptions of the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 – Regulation FD Disclosure.

On January 6, 2017, Insight issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. The financial statements of Datalink Corporation required by Item 9.01(a) to this Current Report on Form 8-K were previously filed as Exhibits 99.1 and 99.2 to the Current Report on Form 8-K filed by Insight Enterprises, Inc. on January 5, 2017 and, accordingly, are not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

(b)	Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K was previously filed as Exhibit 99.3 to the Current Report on Form 8-K filed by Insight Enterprises, Inc. on January 5, 2017 and, accordingly, is not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2016, among Insight Enterprises, Inc., Reef Acquisition Co. and Datalink Corporation (incorporated by reference to Exhibit 2.1 to Insight Enterprises, Inc.’s Current Report on Form 8-K filed on November 7, 2016). (Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.)

99.1	Press release issued by Insight on January 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT ENTERPRISES, INC.

By:	/s/ Glynis A. Bryan
Name:	Glynis A. Bryan
Title:	Chief Financial Officer

Date: January 6, 2017

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2016, among Insight Enterprises, Inc., Reef Acquisition Co. and Datalink Corporation (incorporated by reference to Exhibit 2.1 to Insight Enterprises, Inc.’s Current Report on Form 8-K filed on November 7, 2016). (Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.)

99.1	Press release issued by Insight on January 6, 2017